FIRST AMENDMENT TO AGREEMENT OF SALE

     THIS FIRST AMENDMENT TO AGREEMENT OF SALE (this "Amendment") is made as of the 28th day of May, 1998 by and between JOSEPH FREED HOLDINGS, L.L.C., an Illinois limited liability company ("Purchaser"), AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, not personally but as Trustee under Trust Agreement dated April 24, 1987 and known as Trust Number 102332-03 ("Trustee") and EVANSTON PLAZA INVESTORS A REAL ESTATE LIMITED PARTNERSHIP, an Illinois limited partnership ("Beneficiary") (Trustee and Beneficiary are hereinafter together referred to as "Seller").

     WHEREAS, Seller and Purchaser entered into that certain Agreement of Sale made as of December 8, 1997 ("Agreement") pursuant to which Purchaser agreed to purchase and Seller agreed to sell that certain property commonly known as Evanston Plaza, Evanston, Illinois, legally described on Exhibit A of the Agreement;

     WHEREAS, Seller and Purchaser desire to amend the Agreement to extend the date for the satisfaction of the conditions precedent as set forth in Paragraphs 29.1, 29.2, 29.3, 29.4 and 29.5 of the Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1. Defined Terms. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Agreement.

     2. Extension of the Date for Satisfaction of the Conditions Precedent. Seller and Purchaser hereby acknowledge that Seller has exercised Seller's right to extend the date for satisfaction of the conditions precedent contained in Paragraphs 29.1, 29.2, 29.3 and 29.4 for three (3) consecutive thirty (30) day periods following the last date for satisfaction for each condition precedent pursuant to Paragraph 29.8. Seller and Purchaser acknowledge that the date for the satisfaction of the conditions precedent contained in Paragraphs 29.1, 29.2, 29.3 and 29.4 is May 29, 1998. Seller and Purchaser hereby agree that notwithstanding anything contained in Paragraph 29 to the contrary, the date for the satisfaction of any of the conditions precedent contained in Paragraphs 29.1, 29.2, 29.3 and 29.4 shall be extended for an additional sixty (60) day period. Seller and Purchaser agree that the date for satisfaction of the conditions precedent contained in Paragraph 29.1, 29.2,
29.3 and 29.4 shall be July 29, 1998.

     3. Extension of Date for Obtaining IEPA's Approval. Seller and Purchaser hereby acknowledge that Seller has exercised Seller's right to extend the date for satisfaction of the condition precedent contained in Paragraph
29.5 for one (1) consecutive thirty (30) day period pursuant to Paragraph 29.8. Seller and Purchaser acknowledge that the date for the satisfaction of the condition precedent contained in Paragraph 29.5 is May 29, 1998. Seller and Purchaser hereby agree that notwithstanding anything contained in Paragraph 29 to the contrary, the date for the satisfaction of the condition precedent contained in Paragraph 29.5 shall be extended until October 31, 1998.
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     4.   Full Force and Effect and Counterparts.  Except as amended hereby, the Agreement shall be and remain unchanged and in full force and effect in accordance with its terms. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which, when taken together shall constitute one and the same instrument. To facilitate the execution of this Amendment, Seller and Purchaser may execute and exchange by telephone facsimile counterparts of the signature pages, with each facsimile being deemed an "original" for all purposes.

                           [EXECUTION PAGE FOLLOWS]
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     IN WITNESS WHEREOF, the parties hereto have put their hand and seal as of the date first set forth above.

                              PURCHASER:

                              JOSEPH FREED HOLDINGS, L.L.C., an

                              Illinois limited liability company


                              By:/s/Laurance H. Freed
                                 ---------------------

                              Name: Laurance H. Freed
                                    ------------------

                              Its:  Managing Member
                                    ------------------


                              SELLER:
                              -------

                              TRUSTEE:
                              -------

                              AMERICAN NATIONAL BANK AND
                              TRUST COMPANY OF CHICAGO, not
                              personally, but as Trustee under Trust
                              Agreement dated April 24, 1987 and
                              known as Trust No. 102332-03

                              By:/s/Mark Degrazia
                                 -----------------

                              Name: Mark Degrazia
                                 -----------------

                              Its: Trust Officer
                                 -----------------
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                              BENEFICIARY:
                              ------------

                              EVANSTON PLAZA INVESTORS A REAL
                              ESTATE LIMITED PARTNERSHIP, an
                              Illinois limited partnership

                              By:  Balcor Equity Partners-IV, an Illinois
                                   general partnership, its general partner

                                   By:  The Balcor Company, a Delaware
                                        corporation, its general partner

                                        By: /s/ John Powell
                                            -----------------

                                        Name: John Powell
                                            -----------------

                                        Its: Senior Vice President
                                            ----------------------

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